UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): May 6, 2014

ESSENT GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	005-87689	Not Applicable
(State of Incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

Clarendon House

2 Church Street

Hamilton HM11, Bermuda

(Address of Principal Executive Offices and Zip Code)

(441) 297-9901

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 6, 2014, Essent Group Ltd. (the “Company”) held its 2014 Annual General Meeting of Shareholders (the “Annual Meeting”). A total of 86,493,803 of the Company’s common shares were entitled to vote as of March 21, 2014, the record date for the Annual Meeting, of which 55,420,544 were present in person or by proxy at the Annual Meeting. The following is a summary of the final voting results for each matter presented to shareholders at the Annual Meeting.

Proposal 1 - Election of members of the Company’s board of directors for the terms set forth below:

	Votes For	Votes Withheld	Broker Non-Votes
Class I directors to serve through the 2015 Annual General Meeting of Shareholders:
Aditya Dutt	54,297,741	55,677	1,067,126
Roy J. Kasmar	54,291,179	62,239	1,067,126
Andrew Turnbull	54,297,841	55,577	1,067,126
Class II directors to serve through the 2016 Annual General Meeting of Shareholders:
Robert Glanville	54,296,941	56,477	1,067,126
Allan Levine	54,291,179	62,239	1,067,126
Vipul Tandon	54,297,741	55,677	1,067,126
Class III directors to serve through the 2017 Annual General Meeting of Shareholders:
Mark A. Casale	53,684,052	669,366	1,067,126
Douglas J. Pauls	54,297,841	55,577	1,067,126
William Spiegel	54,290,379	63,039	1,067,126

Proposal 2 — The re-appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 and until the 2015 Annual General Meeting of Shareholders, and the referral of the determination of the auditors’ compensation to the board of directors, was ratified:

Votes For	55,301,231
Votes Against	119,313
Abstentions	0

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENT GROUP LTD.

	By:	/s/ LAWRENCE E. MCALEE
		Name:	Lawrence E. McAlee
		Title:	Senior Vice President and Chief Financial Officer

Date: May 9, 2014

3